TIDAL ROYALTY CORP. CORPORATE STRUCTURE (CURRENT AO 09/27/18)


Tidal Royalty Corp. (BC)
Canada
RLTY USA Corp. (DE)
United States
RLTY Equipment CA 1 LLC (DE)
RLTY Development MA 1 LLC (DE)
RLTY Development NV 1 LLC (DE)
RLTY Service LLC (DE)
RLTY Development FLA 1 LLC (DE)
RLTY Development FLA 2 LLC (DE)
RLTY Development CA 1 LLC (DE)